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EXHIBIT 10.10

              AMENDMENT NO. 1 TO CONSULTANT AGREEMENT


    AMENDMENT, dated as of January 1, 1995 between PUERTO RICAN CEMENT COMPANY, INC. (the "COMPANY") and MR. ANTONIO LUIS FERRE (the "CONSULTANT").

                           W I T N E S S E T H

    WHEREAS, the CONSULTANT and the COMPANY are parties to a Consultant Agreement dated as of July 15, 1988 (the "Agreement").

    WHEREAS, the CONSULTANT has continued to make substantial contributions to the profitability, growth and financial strength of the COMPANY through his expertise in the areas of financing, sales, project development, executive salaries, shareholder relationship and strategic planning.

    WHEREAS, the CONSULTANT and the COMPANY desire to amend and revise the Agreement to reflect the foregoing, and to reflect a change in the compensation of the CONSULTANT.

    NOW, THEREFORE, in consideration of the premises, the CONSULTANT and the COMPANY hereby agree that the Agreement be amended as follows:

    1. The second "WHEREAS" clause on the first page of the Agreement is hereby amended in its entirety to read as follows:

    WHEREAS, the CONSULTANT has been Chairman and/or Co-Chairman of the Board of the Company from 1976 to 1985, Vice Chairman of the Board from April 1, 1985 to December 31, 1994 and effective January 1, 1995, the CONSULTANT is again serving as the Chairman of the Board of the COMPANY.

    2. The first sentence of Section 2 of the Agreement shall be amended to read as follows:

    The CONSULTANT shall receive an annual compensation of $200,000.00 effective the 1st. of January, 1995, subject to annual increases each year on lst. of January based on, among other factors, a cost of living adjustment applicable to Puerto Rico.

     The rest of Section 2 of the Agreement shall remain without amendment.

    3. Section 3 of the Agreement shall be amended in its entirety to read as follows:

    3. SERVICES: The CONSULTANT shall provide approximately ten (10) to fifteen (15) hours of services a week to the COMPANY in those areas that the Board of Directors and/or the President of the COMPANY mutually agree with the CONSULTANT.

    4. Except as amended by this Amendment, all of the provisions, terms and conditions of the Agreement shall remain in full force and effect.

    5. This Amendment shall be governed by and construed in accordance with the laws of Puerto Rico without regard to principles of conflict of laws.

    6. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Agreement.





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EXHIBIT 10.10

    7. This Amendment may be executed in one or more counterparts, each of which shall be deemed and original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


CONSULTANT



/S/ Antonio Luis Ferre
-----------------------
ANTONIO LUIS FERRE



                       PUERTO RICAN CEMENT COMPANY, INC.



                        BY:   /S/ Miguel A. Nazario
                           ----------------------------
                                 MIGUEL A. NAZARIO
                                       PRESIDENT





Affidavit Number: 520


     Sworn and subscribed to before me by Antonio Luis Ferre, of legal age, and resident of Guaynabo, Puerto Rico, and by Miguel A. Nazario in his capacity as President of Puerto Rican Cement Company, Inc., of legal age and resident of Mayaguez, Puerto Rico, at San Juan, Puerto Rico, this 10 day of February, 1995.


         JORGE CARLOS
         PIZARRO GARCIA
         ABOGADO NOTARIO

                                 NOTARY PUBLIC





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